BNY MELLON ETF TRUST

CERTIFICATE OF DESIGNATION

The undersigned hereby certifies that at a meeting duly called and held on March 1, 2021, at which a quorum was present and acting throughout, the Board of Trustees of BNY Mellon ETF Trust (the “Trust”), pursuant to Article IV of the Amended and Restated Declaration of Trust of the Trust, authorized and established the following new series of the Trust and designated an unlimited number of shares of beneficial interest, without par value, thereof:

Name of New Series

BNY Mellon Sustainable US Equity ETF

BNY Mellon Sustainable International Equity ETF

BNY Mellon Sustainable Global Emerging Markets ETF

BNY Mellon Responsible Horizons Corporate Bond ETF

BNY Mellon Multi Sector Income ETF

BNY Mellon International Leaders ETF

BNY Mellon Global Leaders ETF

BNY Mellon Ultra Short Bond ETF

The undersigned further certifies that the Initial Trustee of the Trust previously duly authorized and established the following series of the Trust and designated an unlimited number of shares of beneficial interest, without par value, thereof:

Name of Existing Series

BNY Mellon US Large Cap Core Equity ETF

BNY Mellon US Mid Cap Core Equity ETF

BNY Mellon US Small Cap Core Equity ETF

BNY Mellon International Equity ETF

BNY Mellon Emerging Markets Equity ETF

BNY Mellon Core Bond ETF

BNY Mellon Short Duration Corporate Bond ETF

BNY Mellon High Yield Beta ETF

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Designation this 2nd day of March, 2021.

BNY MELLON ETF TRUST

By: /s/ Jeff Prusnofsky

Name: Jeff Prusnofsky

Title:   Vice President

STATE OF NEW YORK )

)       ss:

COUNTY OF NEW YORK )

On this a 2nd day of March, 2021, before me personally came Jeff Prusnofsky, to me personally known, who, being by me duly sworn, did say that he is a Vice President of the above-referenced Trust and who duly acknowledged to me that he had executed the foregoing instrument as his free act and deed on behalf of the Trust.

/s/ Loretta Johnston

Notary Public